UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

REX AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7720 Paragon Road Dayton, Ohio		45459
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Commons stock, $0.01 par value	REX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of the Company was held on June 4, 2025, at which the following matters were submitted to a vote of shareholders. The holders of 14,665,212 shares of the Company’s Common Stock entitled to vote were present in person or by proxy at the annual meeting. Final voting results are shown below.

1.	Election of nine directors. The shareholders elected each of the nine nominees to the Board of Directors for a one-year term by a majority of votes cast.

Nominee	For	Against	Abstain	Broker Non-Votes
Stuart A. Rose	12,801,537	1,185,243	14,703	663,729
Zafar A. Rizvi	13,634,868	351,846	14,769	663,729
Edward M. Kress	12,034,050	1,951,730	15,703	663,729
David S. Harris	12,405,973	1,579,807	15,703	663,729
Charles A. Elcan	12,516,054	1,469,726	15,703	663,729
Mervyn L. Alphonso	12,164,176	1,821,658	15,649	663,729
Lee I. Fisher	13,348,737	637,043	15,703	663,729
Anne C. MacMillan	13,791,058	194,722	15,703	663,729
Cheryl L. Bustos	12,773,958	1,211,876	15,649	663,729

2.	Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
11,786,820	2,197,529	17,134	663,729

3.	Ratification of appointment of independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
14,552,590	95,792	16,830	-

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: June 5, 2025	By:	/s/ DOUGLAS L. BRUGGEMAN
Name: Douglas L. Bruggeman
Title: Vice President - Finance, Chief Financial Officer and Treasurer